Exhibit 11


                  Ballantyne of Omaha, Inc. and Subsidiaries
              Computation of Net Income Per Share of Common Stock
                   Three and Six Months Ended June 30, 1999
                                  (Unaudited)


                                         Three Months Ended                 Six Months Ended
                                              June 30                           June 30

                                        1999             1998             1999             1998
                                        ----             ----             ----             ----
BASIC EARNINGS

Earnings applicable to              $ 1,823,192      $ 1,425,732        $ 3,659,744      $ 3,327,150
common stock

Weighted average common
shares outstanding*                  12,644,264       14,519,121         12,647,681       14,375,107
                                    -----------      -----------        -----------      -----------
Basic earnings per share            $      0.14      $      0.10        $      0.29      $      0.23
                                    -----------      -----------        -----------      -----------
                                    -----------      -----------        -----------      -----------

DILUTED EARNINGS

Earnings applicable to
common stock                        $ 1,823,192      $ 1,425,732        $ 3,659,744      $ 3,327,150


Weighted average common
shares outstanding*                  12,644,264       14,519,121         12,647,681       14,375,107

Assuming conversion
of options outstanding*                 574,448          701,805            620,880          697,940
                                    -----------      -----------        -----------      -----------

Weighted average common
shares outstanding, as adjusted*     13,218,712       15,220,926         13,268,561       15,073,047
                                    -----------      -----------        -----------      -----------

Diluted earnings per share          $      0.14      $      0.09        $      0.28      $      0.22
                                    -----------      -----------        -----------      -----------
                                    -----------      -----------        -----------      -----------

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*Adjusted for the 5% stock dividend effected March 1, 1999